SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------



                                   FORM 8-K/A

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of
earliest event reported): February 27, 1998


                            WOODHEAD INDUSTRIES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



DELAWARE                                   0-5971            36-1982580
--------------------------------------------------------------------------------
(State or other jurisdiction of    (Commission File No.)  (IRS Employer
incorporation or organization)                            Identification Number)


THREE PARKWAY NORTH, SUITE 550, DEERFIELD, ILLINOIS                        60015
--------------------------------------------------------------------------------
(Address of principal executive offices)
                                                                      (Zip Code)

Registrant's telephone number, including area code  (847) 236-9300
                                                   -----------------------------



                                      N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

   ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

A.       Financial Statements of Business Acquired

         -        Financial Statements

                  1.       Auditor's Report.

                  2.       Balance Sheet - December 31, 1997.

                  3. Statement of Income and Retained Earnings for the Year Ended December 31, 1997.

                  4.       Statement of Cash Flow for the Year Ended December
                           31, 1997.

                  5.       Notes to Financial Statements.

B.       Pro Forma Financial Information

         -        Pro Forma Financial Statements (Unaudited)

                  1.       Pro Forma Balance Sheet - December 27, 1997

                  2. Pro Forma Income Statement for the Year Ended September 27, 1997 for Woodhead Industries, Inc. and December 31, 1997 for The mPm Group.

                  3. Pro Forma Income Statement for the three months ended December 31, 1997.

                  4.       Notes to Pro Forma Financial Statements.

                     THE MPM GROUP


                     COMBINED FINANCIAL STATEMENTS
                     AS OF DECEMBER 31, 1997
                     TOGETHER WITH REPORT OF INDEPENDENT
                     CERTIFIED PUBLIC ACCOUNTANTS

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Shareholders of
MPM S.p.A. and MPM Group S.p.A.:

We have audited the accompanying combined balance sheet of MPM S.p.A., MPM GROUP S.p.A. and all majority-owned subsidiaries (collectively "The MPM Group", or the "Company") as of December 31, 1997, and the related combined statements of income, changes in shareholders' equity and financial position for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also include assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MPM S.p.A. and MPM Group S.p.A. as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles in Italy.

Accounting principles generally accepted in Italy vary in certain respects from accounting principles generally accepted in the United States of America. Application of accounting principles generally accepted in the United States of America would have affected the net income for the year ended December 31, 1997, and shareholders' equity as of December 31, 1997, to the extent summarized in
Note 10 to the combined financial statements.




Milan, Italy,
    May 4, 1998

                                  THE MPM GROUP
                 COMBINED BALANCE SHEET AS OF DECEMBER 31, 1997
                  (Amounts Stated in Millions of Italian Lire)




CURRENT ASSETS:
    Cash and banks-
       Cash in banks                                                                                  774
       Petty cash                                                                                      10            784
                                                                                                  -------

    Trade receivables, net of reserve for doubtful accounts of Lire 110 million
       Third parties                                                                                7,776

       Related party                                                                                1,638          9,414
                                                                                                  -------
                                                                                                               ---------
    Inventories, net                                                                                               2,409

Other receivables-
       Taxes receivable                                                                               401
       Third parties                                                                                  169
       Related parties                                                                                650          1,220
                                                                                                ---------

    Prepaid expenses                                                                                                  97
                                                                                                               ---------
       Total current assets                                                                                       13,924

INVESTMENTS IN SUBSIDIARIES (Note 3)                                                                                   1

DEFERRED TAX ASSET (Note 8)                                                                                          138

LONG-TERM RECEIVABLES                                                                                                 40

PROPERTY, PLANT AND EQUIPMENT:
    Land and buildings                                                                              4,284
    Plants and machinery                                                                            4,275
    Industrial and commercial equipment                                                             2,416
    Office equipment and other                                                                        802
       Less- Accumulated depreciation                                                               (6,520)        5,257
                                                                                                ----------
                                                                                                               ---------
              Total assets                                                                                        19,360
                                                                                                                ========

   The accompanying notes are an integral part of this combined balance sheet

                                  THE MPM GROUP
                 COMBINED BALANCE SHEET AS OF DECEMBER 31, 1997
                  (Amounts Stated in Millions of Italian Lire)

                                 LIABILITIES AND
                              SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
    Due to banks                                                                                  2,374
    Trade payables                                                                                5,051
    Related party payables                                                                        1,024
    Accrued expenses and other liabilities                                                          335
    Current portion of long-term debt                                                                78
    Social security payable                                                                         213
                                                                                               --------
                                                                                                             ---------
              Total current liabilities                                                                          9,075
                                                                                                             ---------


LONG-TERM DEBT, less current portion                                                                               117

EMPLOYEE TERMINATION INDEMNITY                                                                                     725

COMMITMENTS AND CONTINGENCIES (Note 6)                                                                             300

DEFERRED TAX LIABILITY (Note 8)                                                                                     34

MINORITY INTERESTS                                                                                                 (22)




SHAREHOLDERS' EQUITY:
    Share capital                                                                                                2,000
    Revaluation reserve                                                                                             86
    Legal reserve                                                                                                  200
    Retained earnings                                                                                            6,845
                                                                                                             ---------
              Total shareholders' equity                                                                         9,131
                                                                                                             ---------
              Total liabilities and shareholders' equity                                                        19,360

   The accompanying notes are an integral art of this combined balance sheet.

                                  THE MPM GROUP

                          COMBINED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                  (Amounts Stated in Millions of Italian Lire)

NET SALES                                                                                33,174

COST OF SALES                                                                            23,044
                                                                                       --------
               Gross Profit                                                              10,130

 SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:
    Selling expenses                                                                      1,242
    General and administrative expenses                                                   4,292
                                                                                       --------
               Operating profit                                                           4,596

OTHER EXPENSES                                                                            1,862

INTEREST EXPENSE, net                                                                       300

MINORITY INTERESTS INCOME                                                                    72
                                                                                       --------
               Income before income taxes                                                 2,506

INCOME TAXES                                                                              1,739
                                                                                       --------
               Net income for the period                                                    767
                                                                                          =====

                   The accompanying notes are an integral part
                      of this combined statement of income

                                  THE MPM GROUP


              COMBINED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                  (Amounts stated in Millions of Italian Lire)




                                                     REVALUATION                    RETAINED
                                    SHARE CAPITAL    RESERVE       LEGAL RESERVE    EARNINGS    TOTAL
BALANCES AS OF DECEMBER 31, 1996    2,000            86            200              6,078       8,364

    Net income of the period            -             -              -                767         767
                                    -------          ------        ------           ------      -------
BALANCES AS OF DECEMBER 31, 1997    2,000             86           200              6,845       9,131
                                    =====            =====         =====            =====       =====

   The accompanying notes are an integral part of this combined statement of changes in shareholders' equity.

                                  THE MPM GROUP
               COMBINED STATEMENT OF CHANGES IN FINANCIAL POSITION
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                  (Amounts Stated in Millions of Italian Lire)


CASH FLOWS FROM OPERATING ACTIVITIES

         Net income                                                                                767
         Adjustments to reconcile net income to net cash provided by operating activities-
                  Depreciation expense                                                             566
                  Minority interest                                                               (72)
                  Write-off of related-party receivable                                          1,831
                  Write-off of other long-term receivables                                          81
                  Write-down of investment in subsidiary                                            44
                  Loss on sale and retirement of assets                                            123
                  Other changes, net of non-cash items -
                           (Increase) in trade and related-party receivables                   (1,659)
                           Decrease in inventories, net                                            194
                           Decrease in taxes and other receivables                               1,264
                           Decrease in prepaid expenses                                             79
                           (Increase) in long-term receivables                                    (34)
                           (Increase) in deferred taxes, net                                     (104)
                           (Decrease) in due to banks                                          (1,224)
                           Increase in trade and related-party payables                            240
                           (Decrease) in taxes payable                                           (448)
                           (Decrease) in accrued expenses and other liabilities                  (131)
                           Increase in social security payables                                     75
                           Increase in employee termination indemnity                              109
                                                                                           -----------
                                    Net cash provided by operating activities                    1,701
                                                                                           -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
         Capital expenditures                                                                    (484)
         Sales of fixed assets                                                                      60
         Loan to related party                                                                   (650)
         Sale of investment in subsidiary                                                           40
         Increase in investment in subsidiary                                                     (36)
                                                                                           -----------
                                    Net cash used in investing activities                      (1,070)
                                                                                           -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
         Payment of debt                                                                          (79)
         Payment of dividends                                                                     (89)
                                                                                           -----------
                                    Net cash used in financing activities                        (168)
                                                                                           -----------
INCREASE IN CASH                                                                                   463
                                                                                           -----------
CASH, beginning of year                                                                            321
                                                                                                ======
CASH, end of year                                                                                  784
                                                                                                ======
SUPPLEMENTAL INFORMATION:
         Cash paid during the year for-
                  Interest                                                                         270
                  Income taxes                                                                   1,211

                 The accompanying notes are an integral part of
            this combined statement of changes in financial position

                                  THE MPM GROUP


                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                DECEMBER 31, 1997



(1)      ORGANIZATION AND OPERATIONS

       The MPM Group includes the following affiliated entities: MPM S.p.A. Meccoelettrica Piazzolla Milano (MPM S.p.A.) and its majority-owned subsidiary MPM Elettronica S.r.l.; and MPM Group S.p.A. and its majority-owned subsidiary MPM Handels GmbH. Collectively, The MPM Group will be referred to herein as the "Company".

       MPM S.p.A. is based in Cusano Milanino, Italy, and is engaged in the manufacturing, distribution, and sales of mechanical and electromechanical equipment for the robotics industry. MPM Group S.p.A., also based in Cusano Milanino, Italy, is responsible for certain administrative aspects and services in support of the business of MPM S.p.A. MPM S.p.A. and MPM Group S.p.A. are affiliated by common ownership and control. Together, the Company has operations in Italy, Germany and the United Kingdom.


 (2)     SUMMARY OF SIGNIFICANT
         ACCOUNTING POLICIES

        BASIS OF PRESENTATION

        The accompanying financial statements have been presented on a combined basis as MPM S.p.A. and MPM Group S.p.A. are affiliated by common ownership (both 100% owned by Ferdinando Piazzolla and his wife, Renata Dianati Piazzolla (the "Owners") as of December 31, 1997).

        The combined financial statements have been prepared from the financial statements of the entities within The MPM Group in accordance with their respective country's generally accepted accounting principles. The accompanying combined financial statements have been prepared in accordance with the accounting principles established by the Italian Accounting Profession, with additional notes and disclosures added. Note 10, U.S. GAAP Reconciliation, provides a reconciliation of the net income and shareholders' equity from the accompanying combined financial statements, to the respective amounts in accordance with U.S. GAAP.

        All significant intercompany accounts and transactions between affiliated entities have been eliminated in combination.

       MINORITY INTEREST

       Minority interest represents the minority shareholders' proportional share of the equity in the income and net assets of MPM Elettronica S.r.l. and MPM Handels GmbH. At December 31, 1997, MPM S.p.A. owned 80% in MPM Elettronica S.r.l., and MPM Group S.p.A. owned 56% in MPM Handels GmbH.

       REVENUE RECOGNITION

       Revenues are recognized at the time that title of the goods passes, which is generally the shipment date. For services, the revenue is recorded at the time services are provided.

       CASH AND BANKS

       Cash and banks include cash held in demand deposit accounts as well as petty cash.

       TRADE RECEIVABLES

       Trade receivables are stated at their expected realizable value.

       INVENTORIES

       Inventories are stated at the lower of cost, on a first-in, first-out basis, or market. Inventories include material, labor and applicable overhead costs, and were comprised of the following at the balance sheet date (in millions of Italian Lire):

                                                        DECEMBER 31, 1997
                                                       --------------------
                 Raw materials                                    1,177
                 Work in process                                    327
                 Finished goods                                     905
                                                                  -------
                                                                  2,409
                                                                  =====


       PROPERTY, PLANT AND EQUIPMENT

       Property, plant and equipment are stated at purchase price, or production cost, which has been adjusted in some cases due to applicable monetary valuation laws in Italy, net of the related depreciation accrued. Ordinary maintenance costs are charged to expense, while costs for improvements are attributed to the related asset, capitalized, and depreciated in relation to the useful life of that asset.

       Fixed assets are depreciated on a straight-line basis at rates determined on the basis of economic/technical life. In prior years, the Company provided accelerated depreciation in order to take full advantage of the fiscal deduction allowed by Italian fiscal law, which allows a doubling of the ordinary rates in the first three years after acquisition. The Company did not use such accelerated depreciation in the current year.

       The ordinary depreciable lives are as follows:

                                    CATEGORY        ORDINARY DEPRECIABLE LIVES
                                   ----------      ----------------------------
                 Land and Buildings                               33 years
                 Plant and Machinery                         4 - 6.5 years
                 Industrial and Commercial Equipment          5 - 10 years
                 Other Assets                                  1 - 4 years


       Depreciation expense on property, plant and equipment was Lire 566 million for the year ended December 31, 1997.

       ACCOUNTING FOR LEASES

       All lease payments are expensed based on the accrual basis of accounting. There are no material differences between the accounting for leases which qualify as capital leases in the combined financial statements, and the treatment required for capital leases defined by SFAS No. 13, "Accounting for Leases."

       RESERVE FOR EMPLOYEE TERMINATION LIABILITIES

       Italian law provides for an indemnity to be paid to all employees upon termination of employment for whatever reason. As of December 31, 1997, the related reserve reflects the amounts to be accrued according to the terms of the law and labor contracts. The law requires that the annual provision reflect both the indemnity accrued based upon compensation for that year and the revaluation of prior provisions on the basis of an index which represents a significant percentage of the annual increase in the Official Italian Cost of Living Index.

       FAIR VALUE OF FINANCIAL INSTRUMENTS

       The Company's financial instruments consist of cash and banks, trade receivables, other receivables, trade payables and accrued expenses and other liabilities. The amounts of these financial instruments reflected in the accompanying combined balance sheet as of December 31, 1997 approximate fair market value due to their short-term nature and market rates of interest.

       FOREIGN CURRENCY TRANSLATION

       The Company's functional currencies include the Italian Lira and the Deutsche Mark. Assets and liabilities in Deutsche Marks are translated into Italian Lire using the exchange rate in effect at the balance sheet date. Income and expense items are translated using the average exchange rate for the period.

       INCOME TAXES

       Income taxes provided reflect the current and deferred tax consequences of events that have been recognized in the Company's financial statements or its tax returns by applying prevailing tax rates.

       CONCENTRATION OF CREDIT RISK

       The financial instrument that potentially subjects the Company to concentration of credit risk consists principally of trade receivables. The Company sells its products primarily in Europe. The Company performs credit evaluations of its customers' financial condition and generally does not require collateral. The Company maintains reserves for potential credit losses, and such losses have been within management's expectations.
       Management believes that the Company has no significant concentrations of credit risk.

       USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.


(3)     INVESTMENTS IN SUBSIDIARIES

       As of December 31, 1997, the Company owned the following investments in subsidiaries:

          MPM Group S.p.A. owned 20% of MPM Systems Limited, whose activity relateS to the distribution of MPM product primarily in the United Kingdom. This investment has been carried at cost of approximately Lire 453,000.

          MPM Group S.p.A. owned 35% of El. S. Ind. S.r.l., which operates as a distributor of MPM product in Northern Italy. This investment has been accounted for under the equity method, and due to recurring losses for this entity, the investment for this entity has been written off during 1997.

(4)     DUE TO BANKS

        As of December 31, 1997, the Company has credit lines of approximately Lire 4,900 million. These credit lines are guaranteed mainly by the Company's receivables. Average interest rates paid in 1997 have been between 7.35% and 10.5%. No guarantees have been released to third parties.


(5)    DEBT

       In June 1995, MPM S.p.A. obtained financing from Mediocredito Lombardo according to Italian Law 28/11/65 no. 1329 - "Sabatini", which provided special reduced interest. This loan bears interest at an effective rate of 9.04%, to be repaid in installments every 3 months of approximately Lire 19.6 million through May 2000. The loan is secured by equipment of MPM S.p.A. The loan may be repaid prior to May 2000, with an early prepayment penalty.


(6)    COMMITMENTS AND CONTINGENCIES

       Future minimum lease payments under non-cancelable leases are as follows as of December 31, 1997 (in millions of Italian Lire):

                                       1998                   89
                                       1999                   70


       Rental expense under non-cancelable leases amounted to approximately Lire 115 million for the year ended December 31, 1997.

       The Company has also established, in prior years, a fund for potential claims from third parties in the amount of Lire 267 million.

 (7)   RELATED-PARTY TRANSACTIONS

       In the ordinary course of business, the Company has entered into certain transactions with entities affiliated through common ownership. Sales to these related parties totaled approximately Lire 2,964 million in 1997, and purchases totaled approximately Lire 69 million.

       Included in Land and buildings in the accompanying combined financial statements, is an apartment used by the Owners' son valued at Lire 975 million. No depreciation has been taken on this property as it is not used for business purposes. The apartment was sold as part of the transaction described in note 9, Subsequent Events. In addition, during the year, the Owners' son repurchased furniture from the Company at a price of Lire 60 million, which had been previously valued in the financial statements at Lire 137 million. The loss on this sale has been reflected in the accompanying combined financial statements.

       During December 1997, MPM S.p.A. sold its investment in Min-TEC Industriale S.r.l., (Min-TEC) in which it had previously owned 80%, to the minority shareholders. During 1997, the Company had sales of approximately Lire 52 million, and purchased approximately Lire 3,868 million of goods and services from Min-TEC. In addition, as of December 31, 1997, a receivable (financing) in the amount of Lire 650 million was outstanding from Min-TEC. This amount was paid in its entirety in February 1998. The Company also wrote off approximately Lire 1,831 million in receivables from Min-TEC during 1997, which has been reflected in Other expenses in the accompanying combined income statement.

       The accompanying financial statements also include property in Arosio, Italy, used by Min-TEC for its operations, at a net book value of approximately Lire 2,870 million. During 1997, the Company received rental income from Min-TEC for the use of this property in the amount of Lire 150 million. The property was sold to Min-TEC as part of the transaction described in note 9, Subsequent Events.


 (8)   INCOME TAXES

       Prior to 1998, Italian corporations were subject to the following income taxes:

            IRPEG (Corporate Income Tax) at 37%, and

            ILOR (Local Income Tax) at 16.2%.

       Effective January 1, 1998, the Italian Ministry of Finance approved a new law which provides the replacement of; ILOR, certain social security contributions paid by companies, net equity tax and other minor taxes, with a new tax (IRAP). IRAP will be computed by applying a rate of 4.25% on "value added." Value added is defined as the difference between sales and operating costs, excluding labor, bad debt provision, board of director compensation and other expenses.

The provision for income taxes for 1997, consisted of the following (in millions of Italian Lire):

                 IRPEG                                      1,188
                 ILOR                                         467
                 Other taxes                                   84
                                                            -------
                                                            1,739
                                                            =====

                 Current provision                          1,782
                 Deferred provision                           (43)
                                                            -------
                                                            1,739
                                                            =====


A reconciliation of the Italian fiscal rates to the effective tax rates is as follows:

                 IRPEG                                                    37.0%
                 ILOR                                                     16.2%
                 Net operating losses of subsidiaries, for which
                 no benefit has been recognized                            9.3%
                 Other taxes                                               3.5%
                 Other, net                                                3.4%
                                                                         ------
                                                                          69.4%
                                                                           ====


The components of the deferred tax provision consist of the following (in millions of Italian Lire):

                Inventory reserves                                        (22)
                Excess of book over tax amortization of assets            (11)
                Write-off of assets not taken for tax purposes             (8)
                Other                                                      (2)
                                                                        -------
                                                                          (43)
                                                                          ====

The significant deferred tax assets and liabilities at December 31, 1997, were as follows (in millions of Italian Lire):

                 Deferred tax liabilities:
                          Tax interest deducted in excess of book     34
                                                                  ------
                                   Total deferred liabilities         34
                                                                     ===

                 Deferred tax assets:
                          Net operating losses of subsidiaries       233
                          Excess of book over tax amortization
                          of assets                                   62
                          Inventory reserves                          55
                          Reserve for agent termination               14
                          Other                                        7
                          Less:  Valuation allowance                (233)
                                                                   ------
                                   Total deferred assets             138
                                                                     ===

                 NET DEFERRED TAX ASSETS                             104


       The Company has recorded a valuation allowance to reflect uncertainties associated with the ultimate realization of certain deferred tax assets. A valuation allowance is required when management determines that it is more likely than not that deferred tax assets will not be realized.

       Certain deferred income taxes resulting from the recognition, in different periods, of certain components of income and expenses for financial statements and income tax reporting purposes have not been recorded as they are not material to the combined financial statements.


  (9)  SUBSEQUENT EVENTS

       On February 27, 1998, pursuant to a Share Purchase Agreement (the "Share Purchase Agreement") dated as of February 6, 1998, by and among Mr. Ferdinando Piazzolla, Mrs. Renata Dianati Piazzolla (collectively the "Sellers") and Woodhead Italia, S.r.l., a wholly-owned subsidiary of Woodhead Industries, Inc. ("Woodhead") incorporated in Italy; Woodhead acquired all of the issued and outstanding capital stock of MPM S.p.A. and MPM Group S.p.A., and certain assets of The MPM Group's subsidiaries in exchange for Lire 52,637,000,000 (approximately $29.9 million USD). The transaction was accounted for under the purchase method of accounting.

       As part of the transaction, the following events occurred:

          The Company acquired the remaining 44% of MPM Handels GmbH in February 1998, at a price of 454,000 Deutsche Marks.

          In February 1998, certain assets of MPM Systems Limited, an entity owned 20% by MPM Group S.p.A., were sold to Aero-Motive (U.K.) Limited, a subsidiary of Woodhead. The Company then sold its ownership in MPM Systems Limited to the remaining majority shareholders who have since discontinued the operations of this entity.

          The Company sold its 80% share in Min-TEC in December 1997 to the minority shareholders at a price of Lire 40 million. Min-TEC repaid its Lire 650 million receivable to MPM S.p.A. in February 1998. The property in Arosio, Italy, was sold to Min-TEC at a price of Lire 2,878 million.

          The Owners' son, purchased the apartment at a price of Lire 975 million.

       Also as part of the transaction, Lire 5 billion of the purchase price was placed in escrow with an escrow agent to provide payment of, and to secure certain rights of Woodhead relating to the purchase. Such rights have been outlined in an Escrow Agreement as part of the Share Purchase Agreement, and include indemnification by the Sellers to Woodhead for matters such as unused inventory (as defined), uncollected accounts receivable (as defined) and tax liabilities (as defined) related to business of The MPM Group prior to the closing of the transaction.

       Prior to the transaction, there were no material relationships between the Sellers and Woodhead, or any of Woodhead's affiliates, directors or officers or any associates of such directors and officers.


 (10)  U.S. GAAP RECONCILIATION

       These combined financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) in Italy, which differ in certain respects from U.S. GAAP. The significant differences for the Company relate principally to the following items and the adjustments necessary to restate net income and shareholders' equity in accordance with U.S. GAAP are shown below.

       DEFERRED TAXES

       Under Italian GAAP, there is no mandatory and comprehensive rule to record deferred taxes. Under U.S. GAAP, deferred taxes are to be accounted for in accordance with Statement of Financial Accounting Standards No. 109,"Accounting for Income Taxes" (SFAS No. 109). Under SFAS No. 109, deferred tax assets or liabilities are recognized for differences arising from Italian financial reporting and tax reporting methodologies as well as for temporary differences arising from the other U.S. GAAP adjustments.

       Certain reserves within shareholders' equity are subject to taxation upon distribution. Under SFAS No. 109, deferred taxes should be provided on these undistributed earnings. Deferred taxes also arise in relation to the tax effect of other U.S. GAAP adjustments.

       No deferred taxes have been recognized on losses of majority-owned subsidiaries as their realizability is not determinable in the opinion of management.

       FIXED ASSETS

       Certain fixed assets have been revalued at various times in the Company's history (for example in 1983) in accordance with various Italian Laws (Italian Tax Code No. 72/83). Such asset valuations and restatements are not allowed under U.S. GAAP. The effect of such revaluations has been taken directly to equity.

       The Company is allowed, under Italian fiscal law, to provide accelerated depreciation (at twice the normal rate) on its fixed assets during the first three years the asset is in service to obtain fiscal benefit that would otherwise be unavailable. Accelerated depreciation has been recognized by the Company for both book and tax purposes. Accelerated depreciation is allowed for U.S. tax purposes, however U.S. GAAP requires that depreciation recorded in the financial statements should be reflective of the estimated useful life of the asset in service. No current year impact on net income has been taken for this adjustment as the Company has not taken such accelerated depreciation in the current year.

       The following is a summary of the significant adjustments to net income for the year ended December 31, 1997, and to shareholders' equity as of December 31, 1997, which would have been required if the combined financial statements had been reported in accordance with U.S. GAAP instead of Italian GAAP (in millions of Italian Lire).

                                                      SHAREHOLDERS' EQUITY               NET INCOME
                                                              AS OF                 FOR THE YEAR ENDED
                                                        DECEMBER 31, 1997            DECEMBER 31, 1997
                                                        -----------------            -----------------

               Balances according to the                  9,131                        767
               combined financial statements
               prepared under Italian GAAP

               Deferred taxes on previously               (154)                        -
               untaxed equity reserves
               (including asset revaluation)

               Accelerated Depreciation                   512                          -

               Deferred taxes on above adjustment         (211)                        -
                                                          --------                     --------
               Balances in accordance with U.S.           9,278                        767
               GAAP                                       ====                         ====

                     WOODHEAD INDUSTRIES, INC.


                     UNAUDITED PRO FORMA
                     COMBINED CONDENSED FINANCIAL STATEMENTS

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION



The following tables set forth selected unaudited pro forma combined condensed financial data for Woodhead Industries, Inc. (Woodhead) for the fiscal year ended September 27, 1997, and for the three-month period ended December 27, 1997, after giving effect to the acquisition, as if it had been consummated, with respect to the statement of operations data, at the beginning of the periods presented, or, with respect to the balance sheet data, as of the date presented. The unaudited pro forma combined condensed financial statements of Woodhead Industries, Inc. were prepared utilizing the accounting policies outlined in its historical financial statements, except as described in the accompanying notes. The combined financial statements of The MPM Group filed under part (a) of this item should be read in conjunction with the unaudited pro forma combined condensed financial statements presented below.

The acquisition of The MPM Group was accounted for under the purchase method of accounting. Accordingly, the unaudited pro forma combined condensed financial statements reflect Woodhead's preliminary allocation of purchase price of The MPM Group which will be subject to further adjustments as Woodhead finalizes the allocation of the purchase price in accordance with generally accepted accounting principles. The unaudited pro forma combined condensed financial statements do not reflect any cost savings or synergies anticipated by Woodhead's management as a result of the acquisition. In addition, the unaudited pro forma combined condensed results of operations do not necessarily reflect actual results which would have occurred if the acquisition had taken place at the beginning of the earliest period presented or as of the date indicated, nor are they necessarily indicative of the results of future combined operations.



              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                      REFLECTING WOODHEAD INDUSTRIES, INC.

                     AFTER GIVING EFFECT TO THE ACQUISITION
            (In Thousands of U.S. Dollars, Except For Per Share Data)


                                     ASSETS

                                                             The MPM Group
                                               Woodhead         12/31/97        Pro forma            Pro forma
                                               12/27/97                        ADJUSTMENTS              TOTAL
                                             ------------   ----------------   ------------         -----------
CURRENT ASSETS:
     Cash and equivalents                         6,596             445           (4,336)     (A)       5,011
                                                                                    (253)     (E)
                                                                                   2,190      (F)
                                                                                     369      (G)

     Accounts receivable, net                    19,582           5,350                -               24,932
     Inventories, net                            17,891           1,369              210      (A)      19,470
     Prepaid expenses and other assets            5,393             749             (369)     (G)       5,773
                                              ---------       ---------        ---------            ---------
                   Total current assets          49,462           7,913           (2,189)              55,186




OTHER ASSETS                                        229             102              708      (A)       1,039

PROPERTY, PLANT AND EQUIPMENT, net               32,769           3,278            2,214      (A)      36,071
                                                                                  (2,190)     (F)


GOODWILL, net                                     6,717               -           21,482      (A)      28,443
                                                                                     244      (E)

                                              ---------       ---------        ---------           -----------
                            Total assets         89,177          11,293           20,269              120,739
                                              =========       =========        =========           ===========


 See accompanying notes to unaudited pro forma combined condensed financial statements.



              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                      REFLECTING WOODHEAD INDUSTRIES, INC.

                     AFTER GIVING EFFECT TO THE ACQUISITION
            (In Thousands of U.S. Dollars, Except For Per Share Data)


                                 LIABILITIES AND
                              SHAREHOLDERS' EQUITY


                                                             The MPM Group
                                               Woodhead         12/31/97        Pro forma            Pro forma
                                               12/27/97                        ADJUSTMENTS
                                                                                                      TOTAL
                                             ----------     ----------------  --------------        ------------
CURRENT LIABILITIES:
    Due to banks                                     -           1,349                 -                 1,349
    Accounts payable                             5,321           3,452                 -                 8,773
    Accrued expenses and liabilities             9,896             313                 -                10,209
    Income taxes                                 2,333               -                 -                 2,333
    Current portion of long-term debt                -              44                 -                    44
                                             ---------       ---------         ---------             ---------
       Total current liabilities                17,550           5,158                 -                22,708

DEFERRED INCOME TAXES                            2,183             227                 -                 2,410

LONG-TERM DEBT, less current portion                 -              66            25,550      (A)       25,616

OTHER LONG-TERM LIABILITIES                          -             583                 -                   583

MINORITY INTERESTS                                   -             (13)               (9)     (E)          (22)

SHAREHOLDERS' EQUITY:
    Common stock                                10,571               -                 -                10,571
    Additional paid-in-capital                   2,956               -                 -                 2,956
    Share capital                                    -           1,137            (1,137)     (A)            -
    Equity reserves                                  -             163              (163)     (A)            -
    Cumulative translation adjustment           (1,377)            (12)               12      (A)       (1,377)
    Retained earnings                           57,294           3,984            (3,984)     (A)       57,294
                                             ---------       ---------         ---------           -----------
       Total liabilities and                    89,177          11,293            20,269               120,739
shareholders' equity
                                             =========       =========         ==========          ===========

        See accompanying notes to unaudited pro forma combined condensed financial statements.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                       STATEMENT OF OPERATIONS REFLECTING
                            WOODHEAD INDUSTRIES, INC.
                     AFTER GIVING EFFECT TO THE ACQUISITION
            (In Thousands of U.S. Dollars, Except For Per Share Data)


                                                          The MPM
                                          Woodhead        Group
                                          Three months    Three months
                                          ended           ended
                                          12/27/97        12/31/97        Pro forma            Pro forma
                                                                          ADJUSTMENTS              TOTAL
                                        ---------------  --------------  -------------        ------------
NET SALES                                 34,350          4,614           -                    38,964

COST OF SALES                             19,380          3,205           35               (D) 22,620
                                          -----------     ----------      ----------           ---------
    GROSS PROFIT                          14,970          1,409           (35)                 16,344

OPERATING EXPENSES                        9,934           770             269              (B) 10,973
                                          -----------     ----------      ----------           ---------
    INCOME FROM OPERATIONS                5,036           639             (304)                5,371

OTHER (INCOME) EXPENSES, net              360             1,177           377              (C) 1,936
                                                                          22               (G)
                                          -----------     ----------      ----------           ---------

INCOME BEFORE INCOME TAXES                4,676           (538)           (703)                3,435

PROVISION FOR INCOME TAXES                1,868           (41)            (223)            (H) 1,604
                                          -----------     ----------      ----------           ---------
NET INCOME (LOSS)                         2,808           (497)           (480)                1,831
                                          =====           =====           =====                =====
NET INCOME PER COMMON SHARE AND COMMON
SHARE EQUIVALENT
    Basic                                 $ 0.27          $ (0.05)        $ (0.05)             $ 0.17
    Diluted                               $ 0.25          $ (0.05)        $ (0.04)             $ 0.16

COMMON AND COMMON EQUIVALENT SHARES
OUTSTANDING
    Basic                                 10,561          -               -                    10,561
    Diluted                               11,223          -               -                    11,223


                  See accompanying notes to unaudited pro forma
                    combined condensed financial statements.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                       STATEMENT OF OPERATIONS REFLECTING
                            WOODHEAD INDUSTRIES, INC.
                     AFTER GIVING EFFECT TO THE ACQUISITION
            (In Thousands of U.S. Dollars, Except For Per Share Data)


                                                          The MPM
                                          Woodhead        Group
                                          Year ended      Year ended      Pro forma            Pro forma
                                          9/27/97         12/31/97        ADJUSTMENTS              TOTAL
                                        -------------    ------------    ------------          -----------
NET SALES                                 136,886         19,379          -                        156,265

COST OF SALES                             74,914          13,461          138              (D)      88,513
                                          ------------    ------------    -----------          -----------
    GROSS PROFIT                          61,972          5,918           (138)                     67,752

OPERATING EXPENSES                        40,513          3,233           1,074            (B)      44,820
                                          ------------    ------------    -----------          -----------
    INCOME FROM OPERATIONS                21,459          2,685           (1,212)                   22,932

OTHER (INCOME) EXPENSES, net              1,134           1,221           1,508            (C)       3,951
                                                                          88               (G)
                                          ------------    ------------    -----------          -----------
INCOME BEFORE INCOME TAXES                20,325          1,464           (2,808)                   18,981

PROVISION FOR INCOME TAXES                8,045           1,016           (890)            (H)       8,171
                                          ------------    ------------    -----------          -----------
NET INCOME                                12,280          448             (1,918)                   10,810

NET INCOME PER COMMON SHARE AND COMMON
SHARE EQUIVALENT
    Basic                                 $ 1.12          $ 0.04          $ (0.18)                 $ 0.98
    Diluted                               $ 1.10          $ 0.04          $ (0.17)                 $ 0.97

COMMON AND COMMON EQUIVALENT SHARES
OUTSTANDING
    Basic                                 11,002          -               -                         11,002
    Diluted                               11,123          -               -                         11,123


        See accompanying notes to unaudited pro forma combined condensed financial statements.

                      NOTES TO UNAUDITED PRO FORMA COMBINED

                         CONDENSED FINANCIAL STATEMENTS



(1)      BASIS OF PRESENTATION

       The financial data of The MPM Group has been presented in the unaudited pro forma combined condensed financial statements in accordance with U.S. generally accepted accounting principles (GAAP), and has been reconciled to Italian GAAP in Note 10 to the combined financial statements of The MPM Group. Such financial statements are denominated in Italian Lire. The combined balance sheet has been translated at the year-end rate and the combined statement of income has been translated at the average exchange rate for the unaudited pro forma combined condensed financial statements.

       The allocation of the purchase price is based on an estimate of the fair market value of the net assets acquired in February 1998, and is subject to adjustment. To date, no information has been gathered that would cause the Company to believe that the final allocation of the purchase price will be materially different than the preliminary estimate.


(2)     PRO FORMA ADJUSTMENTS TO THE
            UNAUDITED PRO FORMA COMBINED
            CONDENSED FINANCIAL STATEMENTS

       The pro forma adjustments with respect to The MPM Group acquisition have been applied to the unaudited pro forma combined condensed balance sheet as if the acquisition had taken place on December 27, 1997, or as of the beginning of the periods presented in the case of the unaudited pro forma combined condensed statements of operations for the three months ended December 27, 1997 and the fiscal year ended September 27, 1997. The adjustments are based upon currently available information and certain estimates and assumptions are discussed below.

       The following adjustments have been made in the unaudited pro forma combined condensed financial statements to give effect to the acquisition of The MPM Group.


       (A)    PURCHASE PRICE

              On February 27, 1998, Woodhead purchased 100% of the capital stock of The MPM Group and certain assets of The MPM Group's subsidiaries, in exchange for $29.9 million USD (or Lire 52,637 million). The purchase price was allocated in the following manner:



                                                                           AMOUNTS IN THOUSANDS OF USD
                 Purchase Price                                                        29,886
                 Fair Value of Estimated Net Assets Acquired
                          Current Assets                                                8,123
                          Net Property, Plant and Equipment                             5,492
                          Other Assets                                                    810
                                                                                      -------
                                   Tangible Assets Acquired                            14,425

                          Current Liabilities                                          (5,158)
                          Other Liabilities                                              (863)
                                                                                      -------
                                   Net Tangible Assets Acquired                         8,404

                          Estimated Goodwill                                           21,482
                                                                                      =======

              The purchase price was partially paid in cash in the amount of $4.3 million USD. The remaining $25.6 million USD was obtained from Woodhead under its existing credit facility at Harris Bank. This debt bears interest at approximately 5.9%, and has been reflected as Long-term debt in the accompanying unaudited pro forma combined condensed financial statements.

              The property, plant and equipment acquired were recorded at fair market value, based on the results of an independent appraisal. The excess of the purchase price versus the net assets acquired, after giving effect to the fair market value of property, plant and equipment, was recorded as goodwill to be amortized over 20 years. No deferred taxes have been recorded on this revaluation, as the new amounts represent the tax basis for depreciation under Italian tax law.

              The purchase price is subject to adjustment, based upon a Closing Statement (as defined in the Share Purchase Agreement) of the assets and liabilities of The MPM Group as of the closing date, to be prepared by Woodhead and delivered to the Sellers within 90 days following the closing date. The estimated amounts recorded for assets and liabilities may differ from the final assigned values as determined by the Closing Statement.

        (B)   GOODWILL

              This pro forma entry reflects the amortization of goodwill based on a 20-year life in connection with The MPM Group acquisition. The tax impact on this pro forma adjustment has been recognized only on the portion of goodwill amortization that is deductible under the appropriate fiscal laws.

       (C)    INTEREST EXPENSE

              This pro forma entry reflects the interest expense on the debt incurred on behalf of Woodhead Industries, Inc. to finance The MPM Group acquisition.

        (D)   Depreciation on revaluation of
              property, plant and equipment
              TO FAIR MARKET VALUE


              This pro forma entry reflects the impact on depreciation as a result of the revaluation of the property, plant and equipment acquired to fair market value.

        (E)  CHANGE IN OWNERSHIP OF SUBSIDIARY

              These entries reflect the impact of the acquisition of the remaining 44% of MPM Handels GmbH at a price of 454,000 Deutsche Marks (approximately 253,000 USD). Goodwill of $244,000 USD has been reflected as a result of this transaction.

        (F) SALE OF PROPERTY, PLANT AND EQUIPMENT

              As a result of the acquisition, a building with a net book value of Lire 2,878 million was sold, as well as an apartment with a book value of Lire 975 million (approximately $2,190,000 USD).

       (G)  TRANSACTIONS WITH MIN-TEC INDUSTRIALE S.R.L.

              These entries reflect the impact of not recognizing rental income of Lire 150 million, on property that was sold to Min-TEC Industriale S.r.l. as a result of the acquisition (approximately $88,000 USD). Also reflected is the impact of the payment of the Lire 650 million (approximately $369,000 USD) receivable from Min-TEC as a result of the transaction.

       (H)    INCOME TAXES

              This pro forma adjustment recognizes the income tax effect of the pro forma adjustments related to the acquisition of The MPM Group.

       The pro forma results have been prepared for comparative purposes only and do not purport to indicate what necessarily would have occurred had the entities been acquired at the beginning of the periods presented, or as of the dates indicated, nor what results may be in the future.

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report for The MPM Group dated May 4, 1998, included in or made a part of this Form 8-K/A.

                                             /s/ Arthur Anderson S.p.A.
                                             --------------------------
                                                 Arthur Anderson S.p.A.



Milan, Italy,
           May 5, 1998

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 13, 1998                                      Woodhead Industries, Inc.



                                         By:    /s/ C. MARK DEWINTER
                                               ---------------------
                                                    C. Mark DeWinter,
                                                    Chairman, President and
                                                    Chief Executive Officer